                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): September 9, 2002


                             KEYSTONE PROPERTY TRUST
       (Exact Name of Registrant as Specified in its Declaration of Trust)


---------------------------------------------------------------------------
      Maryland                  1-12514                   84-1246585
  (State or Other             (Commission                (IRS Employer
  Jurisdiction of             File Number)            Identification No.)
   Incorporation)
---------------------------------------------------------------------------


                   200 Four Falls Corporate Center, Suite 208
                           West Conshohocken, PA 19428
               (Address of Principal Executive Offices)(Zip Code)


---------------------------------------------------------------------------
               Registrant's telephone number, including area code:
                                 (484) 530-1800
---------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.


     On September 9, 2002, Keystone Property Trust (the "Company") announced that it executed a stock purchase and sale agreement by and between the Company and AEW Targeted Securities Fund, L.P. (the "Seller"). The Company used a portion of the proceeds from its concurrent sales of 2.0 million common shares in the aggregate to repurchase 800,000 Series A Convertible Preferred Shares and 200,000 Series C Convertible Preferred Shares from the Seller. The Company will use the remaining proceeds to redeem 300,000 Series B Convertible Preferred Units of its operating partnership, Keystone Operating Partnership, L.P. The redemption of the Series B Convertible Preferred Units is scheduled to close on September 20, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBIT

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         None.

     (b) PRO FORMA FINANCIAL INFORMATION

         None.

     (c) EXHIBIT

          99.1 Purchase and Sale Agreement, dated as of September 9, 2002, by and between Keystone Property Trust, a Maryland real estate investment trust and AEW Targeted Securities Fund, L.P., a Delaware limited partnership.

          99.2 Press Release dated September 9, 2002.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned.

                                         KEYSTONE PROPERTY TRUST



Date: September 10, 2002                 By: /S/ JEFFREY E. KELTER
                                             ---------------------
                                             Jeffrey E. Kelter
                                             President and Chief
                                             Executive Officer


Date: September 10, 2002                 By: /S/ TIMOTHY E. MCKENNA
                                             ----------------------
                                             Timothy E. McKenna
                                             Senior Vice President and
                                             Chief Financial Officer


Date: September 10, 2002                 By: /S/ J. PETER LLOYD
                                             ------------------
                                             J. Peter Lloyd
                                             Vice President, Corporate
                                             Controller